Exhibit 5.3

FedEx Office and Print Services, Inc.
7900 Legacy Drive
Plano, Texas 75024

August 19, 2025

FedEx Corporation
942 South Shady Grove Road
Memphis, Tennessee 38120

Ladies and Gentlemen:

I am the Vice President – General Counsel and Assistant Secretary of FedEx Office and Print Services, Inc., a Texas corporation (“FedEx Office”), and have acted as such in connection with the preparation and filing by FedEx Corporation, a Delaware corporation (the “Company”), FedEx Office and the other Guarantors (as defined herein) of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the public offering by the Company of up to (i) $340,494,000 aggregate principal amount of 3.400% Notes due 2028 (the “Exchange 3.400% 2028 Notes”), (ii) $237,285,000 aggregate principal amount of 4.200% Notes due 2028 (the “Exchange 4.200% 2028 Notes”), (iii) $628,053,000 aggregate principal amount of 3.100% Notes due 2029 (the “Exchange 3.100% 2029 Notes”), (iv) $406,103,000 aggregate principal amount of 4.250% Notes due 2030 (the “Exchange 4.250% 2030 Notes”), (v) $642,185,000 aggregate principal amount of 2.400% Notes due 2031 (the “Exchange 2.400% 2031 Notes”), (vi) $351,518,000 aggregate principal amount of 4.900% Notes due 2034 (the “Exchange 4.900% 2034 Notes”), (vii) $391,912,000 aggregate principal amount of 3.900% Notes due 2035 (the “Exchange 3.900% 2035 Notes”), (viii) $619,635,000 aggregate principal amount of 3.250% Notes due 2041 (the “Exchange 3.250% 2041 Notes”), (ix) $444,611,000 aggregate principal amount of 3.875% Notes due 2042 (the “Exchange 3.875% 2042 Notes”), (x) $391,769,000 aggregate principal amount of 4.100% Notes due 2043 (the “Exchange 4.100% 2043 Notes”), (xi) $541,689,000 aggregate principal amount of 5.100% Notes due 2044 (the “Exchange 5.100% 2044 Notes”), (xii) $503,830,000 aggregate principal amount of 4.100% Notes due 2045 (the “Exchange 4.100% 2045 Notes”), (xiii) $913,438,000 aggregate principal amount of 4.750% Notes due 2045 (the “Exchange 4.750% 2045 Notes”), (xiv) $1,007,069,000 aggregate principal amount of 4.550% Notes due 2046 (the “Exchange 4.550% 2046 Notes”), (xv) $604,653,000 aggregate principal amount of 4.400% Notes due 2047 (the “Exchange 4.400% 2047 Notes”), (xvi) $743,435,000 aggregate principal amount of 4.050% Notes due 2048 (the “Exchange 4.050% 2048 Notes”), (xvii) $696,469,000 aggregate principal amount of 4.950% Notes due 2048 (the “Exchange 4.950% 2048 Notes”), (xviii) $1,047,658,000 aggregate principal amount of 5.250% Notes due 2050 (the “Exchange 5.250% 2050 Notes”), (xix) $213,040,000 aggregate principal amount of 4.500% Notes due 2065 (the “Exchange 4.500% 2065 Notes,” and, together with the Exchange 3.400% 2028 Notes, Exchange 4.200% 2028 Notes, Exchange 3.100% 2029 Notes, Exchange 4.250% 2030 Notes, Exchange 2.400% 2031 Notes, Exchange 4.900% 2034 Notes, Exchange 3.900% 2035 Notes, Exchange 3.250% 2041 Notes, Exchange 3.875% 2042 Notes, Exchange 4.100% 2043 Notes, Exchange 5.100% 2044 Notes, Exchange 4.100% 2045 Notes, Exchange 4.750% 2045 Notes, Exchange 4.550% 2046 Notes, Exchange 4.400% 2047 Notes, Exchange 4.050% 2048 Notes, Exchange 4.950% 2048 Notes and Exchange 5.250% 2050 Notes, the “Exchange USD Notes”), (xx) €391,747,000 aggregate principal amount of 0.450% Notes due 2029 (the “Exchange 0.450% 2029 Notes”), (xxi) €145,122,000 aggregate principal amount of 1.300% Notes due 2031 (the “Exchange 1.300% 2031 Notes”) and (xxii) €402,828,000 aggregate principal amount of 0.950% Notes due 2033 (the “Exchange 0.950% 2033 Notes,” and, together with the Exchange 0.450% 2029 Notes and Exchange 1.300% 2031 Notes, the “Exchange Euro Notes” and the Exchange Euro Notes together with the Exchange USD Notes, the “Exchange Notes”).

The Exchange USD Notes and the related joint and several Guarantees (as defied herein) of the Exchange USD Notes are to be issued pursuant to the provisions of a base indenture, dated as of October 23, 2015 (the “Base Indenture”), among the Company, the guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (as successor trustee to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as supplemented by supplemental indenture no. 15, dated as of February 26, 2025 (“Supplemental Indenture No. 15”), among the Company, the Guarantors and the Trustee (the Base Indenture, as so supplemented by Supplemental Indenture No. 15, the “USD Indenture”). The Exchange Euro Notes are to be issued pursuant to the Base Indenture, as supplemented by supplemental indenture no. 16, dated as of February 26, 2025 (“Supplemental Indenture No. 16”), among the Company, the Guarantors, the Trustee and U.S. Bank Europe DAC, UK Branch, as paying agent (the Base Indenture, as so supplemented by Supplemental Indenture No. 16, the “Euro Indenture” and, together with the USD Indenture, the “Indentures” and each an “Indenture”).

The Exchange Notes are to be issued pursuant to the Company’s offers to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) each series of the Exchange Notes, which have been registered under the Securities Act, for a like principal amount of the Company’s issued and outstanding (i) $340,494,000 aggregate principal amount of 3.400% Notes due 2028, (ii) $237,285,000 aggregate principal amount of 4.200% Notes due 2028, (iii) $628,053,000 aggregate principal amount of 3.100% Notes due 2029, (iv) $406,103,000 aggregate principal amount of 4.250% Notes due 2030, (v) $642,185,000 aggregate principal amount of 2.400% Notes due 2031, (vi) $351,518,000 aggregate principal amount of 4.900% Notes due 2034, (vii) $391,912,000 aggregate principal amount of 3.900% Notes due 2035, (viii) $619,635,000 aggregate principal amount of 3.250% Notes due 2041, (ix) $444,611,000 aggregate principal amount of 3.875% Notes due 2042, (x) $391,769,000 aggregate principal amount of 4.100% Notes due 2043, (xi) $541,689,000 aggregate principal amount of 5.100% Notes due 2044, (xii) $503,830,000 aggregate principal amount of 4.100% Notes due 2045, (xiii) $913,438,000 aggregate principal amount of 4.750% Notes due 2045, (xiv) $1,007,069,000 aggregate principal amount of 4.550% Notes due 2046, (xv) $604,653,000 aggregate principal amount of 4.400% Notes due 2047, (xvi) $743,435,000 aggregate principal amount of 4.050% Notes due 2048, (xvii) $696,469,000 aggregate principal amount of 4.950% Notes due 2048, (xviii) $1,047,658,000 aggregate principal amount of 5.250% Notes due 2050, (xix) $213,040,000 aggregate principal amount of 4.500% Notes due 2065, (xx) €391,747,000 aggregate principal amount of 0.450% Notes due 2029, (xxi) €145,122,000 aggregate principal amount of 1.300% Notes due 2031 and (xxii) €402,828,000 aggregate principal amount of 0.950% Notes due 2033, respectively (collectively, the “Original Notes”), as contemplated by the Registration Rights Agreement, dated February 26, 2024 (the “Registration Rights Agreement”), among the Company, the Guarantors party thereto and Goldman Sachs & Co. LLC.

As of the date hereof, the Guarantors (including FedEx Office) guarantee the Original Notes and will guarantee the Exchange Notes immediately following the Exchange Offers (such guarantees of the Exchange Notes, the “Guarantees”) and any Original Notes that remain outstanding following the Exchange Offers.

In connection with the opinions expressed below, I have examined, or caused to be examined by attorneys under my supervision, originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Registration Rights Agreement, each Indenture, the form of Guarantee of FedEx Office (the “FedEx Office Guarantee”), FedEx Office’s certificate of formation and bylaws, and such agreements, documents, certificates and statements of government officials and other papers as I have deemed necessary or advisable as a basis for such opinions. In such examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents and documents to be executed, I have assumed (i) that the parties thereto (other than FedEx Office) had or will have the power, corporate or otherwise, and authority to enter into and perform all obligations thereunder, (ii) the due delivery by such parties of such documents and (iii) that such documents constitute or will constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein, which I have not independently established or verified, I have relied upon statements and representations of officers and representatives of FedEx Office.

Based upon the foregoing, it is my opinion that:

1.            FedEx Office is a corporation validly existing and in good standing under the laws of the State of Texas.

2.            FedEx Office has the corporate power to (a) enter into and perform its obligations under each Indenture and (b) create, enter into and perform its obligations under the FedEx Office Guarantee.

3.            Each of the Indentures and the FedEx Office Guarantee has been duly and validly authorized, and each of the Indentures has been executed and delivered, by FedEx Office.

I am qualified to practice law in the State of Texas, and the foregoing opinion is limited to the laws of the State of Texas.

I hereby consent to the reference to this opinion under the heading “Validity of the Securities” in the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, may rely upon this opinion in rendering its opinion of even date herewith.

[The remainder of this page is intentionally left blank]

This opinion is expressed as of the date hereof and I undertake no, and disclaim any, obligation to advise you (or any third party) of any subsequent change in or development of law or fact that might affect the matters, conclusions, statements or opinions set forth herein.

Sincerely,

By:	/s/ Tiffany H. Brunson
	Name:	Tiffany H. Brunson
	Title:	Vice President – General Counsel and Assistant Secretary of FedEx Office